EXHIBIT 23.1
                                                               1996 10-K





                 CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Manitowoc Company, Inc. on Forms S-8 (File Nos. 33-48665 and 33-65316) of our reports dated February 5, 1997 on our audit of the consolidated financial statements and financial statement schedule of The Manitowoc Company, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, and the period from July 3, 1994 to December 31, 1994, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.




Milwaukee, Wisconsin          /s/ Coopers & Lybrand L.L.P.
March 31, 1997                ----------------------------
                              COOPERS & LYBRAND L.L.P.


consent